UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2015

EMPIRE STATE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

EMPIRE STATE REALTY OP, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Grand Central Place 60 East 42nd Street New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 687-8700

n/a

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 23, 2015, Empire State Realty OP, L.P. (the “Operating Partnership”) and its general partner, Empire State Realty Trust, Inc. (the “Company”), entered into an unsecured revolving Credit Agreement, which is referred to herein as the “unsecured revolving credit facility,” among the Company, the Operating Partnership, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA and the other lenders party thereto. Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as joint lead arranger; Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, acted as administrative agent; and Goldman Sachs Bank USA, an affiliate of Goldman Sachs & Co., acted as syndication agent and joint lead arranger, with respect to the unsecured revolving credit facility.

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the entering into the unsecured revolving credit facility, on January 23, 2015, the Company and the Operating Partnership terminated the Secured Revolving and Term Credit Facility, which is referred to herein as the “existing facility,” dated as of October 7, 2013, among the Company, the Operating Partnership, ESRT Empire State Building, L.L.C., the subsidiaries of the Operating Partnership from time to time party thereto, Bank of America, N.A. as an administrative agent and lender, Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arranger, Goldman Sachs Bank USA as syndication agent, joint lead arranger and lender and the other lenders party thereto. In connection with the termination of the existing facility, all of the guarantors thereunder were released from their guaranty obligations, all liens created thereby were terminated, and all collateral pledged thereunder was released.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amount. The unsecured revolving credit facility is comprised of a revolving credit facility in the maximum original principal amount of $800.0 million. The unsecured revolving credit facility contains an accordion feature that would allow the Operating Partnership to increase the maximum aggregate principal amount to $1.25 billion under specified circumstances.

Guarantors. Certain of the Operating Partnership’s subsidiaries are guarantors of the Operating Partnership’s obligations under the unsecured revolving credit facility (collectively, the Company, the Operating Partnership and the guarantors are referred to herein as the “loan parties”).

Interest. Amounts outstanding under the unsecured revolving credit facility will bear interest at a floating rate equal to, at the Operating Partnership’s election, (x) a Eurodollar rate, plus a spread that the Operating Partnership expects will range from 0.875% to 1.600% depending upon its leverage ratio and credit rating; or (y) a base rate, plus a spread that the Operating Partnership expects will range from 0.000% to 0.600%

depending upon its leverage ratio and credit rating. In addition, the unsecured revolving credit facility permits the Operating Partnership to borrow at competitive bid rates determined in accordance with the procedures described in the unsecured revolving credit facility.

Fees. The Operating Partnership will pay certain customary fees and expense reimbursements.

Maturity. The unsecured revolving credit facility will have an initial term of four years. The Operating Partnership has the option to extend the initial term of the unsecured revolving credit facility for up to two additional six-month periods, subject to certain conditions, including the payment of an extension fee equal to 0.075% of the then outstanding commitments under the unsecured revolving credit facility.

Financial Covenants. The unsecured revolving credit facility includes the following financial covenants: (i) maximum leverage ratio of total indebtedness to total asset value of the loan parties and their consolidated subsidiaries will not exceed 60%, (ii) consolidated secured indebtedness will not exceed 40% of total asset value, (iii) tangible net worth will not be less than the sum of 80% of tangible net worth as of September 30, 2014 plus 75% of net equity proceeds received by the Operating Partnership (other than proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or equity interests in the Operating Partnership up to the amount paid by the Operating Partnership in connection with such redemption, retirement or repurchase, where, the net effect is that the Operating Partnership shall not have increased its net worth as a result of any such proceeds), (iv) adjusted EBITDA (as defined in the unsecured revolving credit facility) to consolidated fixed charges will not be less than 1.50x, (v) the aggregate net operating income with respect to all unencumbered eligible properties to the portion of interest expense attributable to unsecured indebtedness will not be less than 1.75x, (vi) the ratio of total unsecured indebtedness to unencumbered asset value will not exceed 60%, and (vii) consolidated secured recourse indebtedness will not exceed 10% of total asset value (provided, however, this covenant shall not apply at any time after either the Company or the Operating Partnership achieves a debt ratings from at least two of Moody’s, S&P and Fitch, and such debt ratings are Baa3 or better (in the case of a rating by Moody’s) or BBB- or better (in the case of a rating by S&P or Fitch)).

Other Covenants. The unsecured revolving credit facility contains customary covenants, including limitations on liens, investment, debt, fundamental changes, and transactions with affiliates, and will require certain customary financial reports.

Events of Default. The unsecured revolving credit facility contains customary events of default (subject in certain cases to specified cure periods), including but not limited to non-payment, breach of covenants, representations or warranties, cross defaults, bankruptcy or other insolvency events, judgments, ERISA events, invalidity of loan documents, loss of real estate investment trust qualification, and occurrence of a change of control (defined in the definitive documentation for the unsecured credit facility.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: January 23, 2015	By:	/s/ David A. Karp
	Name:	David A. Karp
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY OP, L.P. (Registrant)

	By:	Empire State Realty Trust, Inc., as general partner

Date: January 23, 2015	By:	/s/ David A. Karp
	Name:	David A. Karp
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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